Exhibit 23.1

October 5, 2009

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Current Report on Form 8-K (relating to the Merger effective September 30, 2009) of regarding Item 4.01 “Changes in Registrant’s Certifying Accountant” and the statements made therein, as related to Braver and GVC Venture Corp during the time in which Braver, PC was its auditor.

/s/ Braver, PC

Two Charles Street, Providence, RI 02904 T 401.421.2710 F 401.274.5230 www.thebravergroup.com	Boston Newton Providence